UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)           November 20, 2014

Datawatch Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19960	02-0405716
(Commission File Number)	(IRS Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 441-2200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Plans and Arrangements

On November 20, 2014, the Compensation and Stock Committee (the “Compensation Committee”) of Datawatch Corporation (“Datawatch”) approved the fiscal 2015 Corporate Officers Compensation Plan (the “2015 Compensation Plan”), which provides for fiscal 2015 compensation for the executive officers of Datawatch, including base salary, performance-based cash bonuses and performance-based awards of restricted stock units for shares of Datawatch’s common stock (“RSUs”).

The performance-based RSU awards will vest following Datawatch’s release of fiscal 2015 earnings only if Datawatch’s fiscal 2015 revenue represents an increase of 30% or more over fiscal 2014 revenue. The following table sets forth the revenue growth-based RSUs awarded to the senior executive officers of Datawatch:

Executive	Performance-Based Vesting RSUs
Michael A. Morrison, Chief Executive Officer	20,000
James Eliason, Chief Financial Officer	10,000
Ben Plummer, Chief Marketing Officer	10,000
John Judge, Chief Revenue Officer	5,000

The following table sets forth base salary and performance-based cash bonus eligibility amounts under the 2015 Compensation Plan for the named executive officers of Datawatch, which are the result of a comprehensive outside compensation analysis:

Executive	Base Salary ($)	Target Cash Bonus ($)	Cash Bonus Eligibility at 80% Plan Revenue ($)	Cash Bonus Eligibility at 125% Plan Revenue ($)
Michael A. Morrison	350,000	200,000	120,000	300,000
James Eliason	290,000	100,000	60,000	150,000
Ben Plummer	300,000	115,000	69,000	172,500

Cash bonus eligibility for these executives under the 2015 Compensation Plan will depend first on whether Datawatch exceeds its fiscal 2015 financial plan non-GAAP operating income target. If that target is not exceeded, no cash bonuses will be paid out to these executives. If that target is exceeded, cash bonuses are eligible for payout if revenue for fiscal 2015 reaches a threshold level of 80% of financial plan revenue. Bonus eligibility at 80% of financial plan revenue is 60% of the target cash bonus amount, with bonus eligibility scaling up linearly as revenue performance improves between 80% and 100% of the financial plan goal. Performance at 100% of financial plan revenue will result in eligibility for 100% of the target cash bonus. Performance over 100% of financial plan revenue will increase bonus eligibility at a 2 to 1 rate up to maximum bonus eligibility of 150% of the target cash bonus amount based on performance at 125% of financial plan revenue.

The Compensation Committee retained the discretion at any time to change the above cash bonus criteria (including bonus amounts and targets), including based on individual performance or in the event any operating changes are approved during the fiscal year that materially impact Datawatch’s fiscal 2015 financial plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATAWATCH CORPORATION

By:	/s/ Michael Morrison
Name:	Michael Morrison
Title:	President and Chief Executive Officer

Date: November 20, 2014